Exhibit 99.1

DeVry Inc. Announces Second-Quarter 2013 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--February 6, 2013--DeVry Inc. (NYSE: DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2013 second-quarter ended Dec. 31, 2012. DeVry also reported enrollment results at DeVry Medical International, Chamberlain College of Nursing, Carrington Colleges Group, and DeVry University and its Keller Graduate School of Management.

Academic and operational accomplishments included:

  System-wide, 94 percent of graduates of Chamberlain’s Bachelor of Science in Nursing (BSN) campus programs passed the National Council Licensure Examination
  Narrowing rate of decline in new undergraduate enrollment from the November to January sessions at DeVry University
  13 percent increase in new enrollments at Carrington versus the prior year
  26 percent increase in total enrollments at Chamberlain in the January session versus the prior year
  5 percent enrollment growth at DeVry Medical International in the January term versus the prior year
  69 percent revenue growth at DeVry Brasil in the quarter

Selected financial data for the three months ended Dec. 31, 2012:

  Revenues decreased 3.6 percent to $505 million
  Reported net income increased to $50 million from $9 million last year, and net income excluding discrete items was $56 million, down 10 percent
  Reported diluted earnings per share increased to $0.78 from $0.13 per share last year, and earnings per share excluding discrete items was $0.87 per share, down 5 percent

Selected financial data for the six months ended Dec. 31, 2012:

  Revenues decreased 5.3 percent to $988 million
  Reported net income increased to $82 million from $66 million last year, and net income excluding discrete items was $88 million, down 26 percent
  Reported diluted earnings per share increased to $1.27 from $0.97 per share last year, and earnings per share excluding discrete items was $1.36 per share, down 22 percent
  Operating cash flow was $180 million, compared to $219 million last year
  Repurchased 1,669,718 shares of DeVry common stock for approximately $38.6 million, at an average price of $23.10. DeVry completed its seventh share repurchase program and began its eighth, $100 million program.

Reported results for both the current and prior year periods include discrete items. The results for the three and six months ended Dec. 31, 2012, include a $5.9 million after-tax, restructuring charge related to the decisions to relocate and consolidate facilities at DeVry Online Services, Carrington Colleges and DeVry University. The results for the three and six months ended Dec. 31, 2011, include impairment charges of $55.8 million, after-tax, and a $2.2 million gain, net of tax.

DeVry’s results reflect the progress of its performance improvement plan. The plan is focused on aligning its cost structure to enrollment levels; regaining enrollment growth momentum; and making targeted investments to drive growth. DeVry now expects to realize at least $80 million in cost reductions, up from the $60 million previously projected for the fiscal year.

“We made solid progress on our performance improvement plan at Carrington Colleges Group, achieving growth in both new and total students in the quarter,” said Daniel Hamburger, DeVry’s president and chief executive officer. “While the pace of recovery in new undergraduate student enrollment at DeVry University is slower than we would like, we are encouraged by the improvement from November to January sessions. Overall, DeVry’s focus on quality and diversification is helping us as we work through the cyclical weakness.”

Organizational Highlights

Business, Technology and Management Segment

DeVry University

For the November 2012 session at DeVry University new undergraduate enrollments decreased 15.5 percent to 5,482 compared to 6,488 the previous year. Total undergraduate students decreased 17.6 percent to 49,515 versus 60,103 for the session a year ago. In addition to overall cyclical weakness across higher education, adjustments following recent workforce reductions combined with the impacts of Hurricane Sandy affected November enrollment results. The rate of decline in new student enrollment narrowed in the January session. January 2013 new undergraduate enrollments decreased 4.7 percent to 5,330 compared to 5,593 the previous year. Total undergraduate students decreased 14.9 percent to 53,138 versus 62,435 for the January session a year ago.

At the graduate level, including Keller Graduate School of Management, total coursetakers in the November session decreased 16.0 percent to 19,540 versus 23,264 for the same session a year ago. For the January session, total graduate coursetakers decreased 12.1 percent to 21,131 versus 24,029 for the same session a year ago.

The total number of online undergraduate and graduate coursetakers in the November session decreased 11.7 percent to 62,899 versus 71,255 in the same session a year ago. For January, total online coursetakers decreased 9.9 percent to 67,983 versus 75,487.

Medical and Healthcare Segment

DeVry Medical International

In the January 2013 term for DeVry Medical International, new students increased 0.3 percent to 603 compared to 601 students for prior year session. Total students increased 4.9 percent to 6,318 compared to 6,024 students in the same session last year. Ross University School of Medicine recently received a 5-year reaccreditation from the Dominica Medical Board. Expansion of American University of the Caribbean School of Medicine’s campus continues with a new academic building under construction. Completion is scheduled for fall 2013.

Chamberlain College of Nursing

Chamberlain's new student enrollment in the November session increased 13.5 percent to 2,121 students as compared to 1,868 in November 2011. Total student enrollment increased 15.3 percent to 12,247 students compared with 10,619 during the same period last year.

For the January session, new student enrollment increased 87.8 percent to 2,120 students, compared to 1,129 in January 2012. New student enrollment was positively impacted by a change to the academic calendar that increased the number of enrollment periods for campus-based students this fiscal year. There were no campus based new student enrollments in the January 2012 session. Chamberlain also experienced record enrollment in its RN to BSN and Master of Science in Nursing degree programs in the January 2013 session. Total student enrollment rose 26.0 percent to 13,714 students compared with 10,888 in the previous year.

During the quarter, the Sigma Theta Tau International and Chamberlain College of Nursing Center for Excellence in Nursing Education was established. This partnership with the honor society of nursing will provide career and leadership development for nurse educators, and develop programs to promote nursing education globally.

Chamberlain recently received approvals from the Higher Learning Commission for a Doctor of Nursing Practice program, which will begin in May. In addition, Chamberlain received approval for its Tinley Park, Ill., location, which is also scheduled to open in May.

Carrington Colleges Group

For the three month period ending Dec. 31, 2012, new student enrollment for Carrington Colleges Group increased 12.7 percent to 1,763 versus 1,565 in the previous year marking its second consecutive quarter with new student enrollment growth. Total enrollment returned to growth, increasing 0.4 percent to 7,405 compared to 7,379 in the prior year.

International, K-12, and Professional Education Segment

Becker Professional Education

During the quarter, Becker released the latest version of its CPA Exam Review course. The enhanced course offers students the flexibility to study anywhere, anytime from any internet-connected computer or mobile device, as well as to download materials and work offline. Year to date, Becker’s revenue has grown six percent driven by the acquisition of Falcon Physician Reviews.

DeVry Brasil

The integrations of DeVry Brasil’s most recent acquisitions, Faculdade Boa Viagem (FBV) and Faculdade do Vale do Ipojuca (FAVIP), are progressing ahead of expectations. DeVry Brasil continues to expand its programs and services, while exploring further opportunities to serve students throughout Brazil. Year to date revenues have grown 62 percent, fueled in part by the acquisitions of FBV and FAVIP.

Balance Sheet/Cash Flow

For the first six months of fiscal year 2013, DeVry generated $180 million of operating cash flow. As of Dec. 31, 2012, cash, marketable securities and investment balances totaled $219.0 million and there were no outstanding borrowings.

Share Repurchase Plan

During the quarter, DeVry repurchased 538,844 shares of its common stock for approximately $13 million, at an average cost of $23.84 per share. During the first six months, 1,669,718 shares of DeVry common stock was repurchased for approximately $38.6 million, at an average price of $23.10.

Conference Call and Webcast Information

DeVry will host a conference call on Feb. 6, 2013, at 4:00 p.m. Central Standard Time (5:00 p.m. Eastern Standard Time) to discuss its fiscal 2013 second-quarter results. The conference call will be led by Daniel Hamburger, president and CEO, Tim Wiggins, senior vice president and chief financial officer, and Pat Unzicker, vice president of finance and chief accounting officer.

For those wishing to participate by telephone, dial 800-659-2032 (domestic) or 617-614-2712 (international). Use passcode 52935500 or say “DeVry Call”. DeVry will also broadcast the conference call live via the web. Interested parties may access the webcast through the Investor Relations section of DeVry’s website, or http://www.media-server.com/m/p/pnh7d7g3. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until March 5, 11:59 p.m. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 74616286. To access the webcast replay, please visit the company's website, or http://www.media-server.com/m/p/pnh7d7g3.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2012 and filed with the Securities and Exchange Commission on August 28, 2012.

Selected Operating Data (in thousands, except per share data)

	Second Quarter
	FY 2013	FY 2012	Change
Revenues	$505,244	$524,049	-3.6%
Net Income	$50,286	$8,865	+467.2%
Earnings per Share (diluted)	$0.78	$0.13	+500.0%
Number of common shares (diluted)	64,536	68,076	-5.2%
	Six Months
	FY 2013	FY 2012	Change
Revenues	$987,980	$1,043,087	-5.3%
Net Income	$82,275	$66,349	+24.0%
Earnings per Share (diluted)	$1.27	$0.97	+30.9%
Number of common shares (diluted)	64,788	68,742	-5.7%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the second quarter of fiscal year 2013, DeVry recorded a restructuring charge for the write-down of land, building and equipment related to its decision to relocate a facility in Wood Dale, IL, in order to consolidate administrative operations in the Chicagoland area. DeVry also recorded restructuring charges to consolidate facilities at Carrington College and DeVry University. During the second quarter of fiscal year 2012, DeVry recorded impairment charges related to its Carrington Colleges reporting unit. DeVry also recorded a gain from the sale of Becker’s Stalla CFA review operations. The following table illustrates the effects of these restructuring and impairment charges and gain on sale of assets on DeVry’s results. Management believes that the non-GAAP disclosure of net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and is useful for period-over period comparisons of such operations given the discrete nature of the restructuring and impairment charges and gain on the sale of assets. DeVry uses these supplemental financial measures internally in its management and budgeting processes. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	For The Three Months		For The Six Months
	Ended December 31:		Ended December 31:
	2013	2012	2013	2012
Net Income	$50,286	$8,865	$82,275	$66,349
Earnings per Share (diluted)	$0.78	$0.13	$1.27	$0.97
Restructuring Expense (net of tax)	$5,940	--	$5,940	--
Effect on Earnings per Share (diluted)	$0.09	--	$0.09	--
Impairment Charges (net of tax)	--	$55,751	--	$55,751
Effect on Earnings per Share (diluted)	--	$0.82	--	$0.81
Gain on Sale of Assets (net of tax)	--	$(2,216)	--	$(2,216)
Effect on Earnings per Share (diluted)	--	$(0.03)	--	$(0.03)
Net Income Excluding the Restructuring
and Impairment Charges and Gain
on Sale of Assets and Severance	$56,226	$62,400	$88,215	$119,884
Earnings per Share Excluding the
Restructuring and Impairment Charges
and Gain on Sale of Assets (diluted)	$0.87	$0.92	$1.36	$1.74

November 2012 and January 2013 Enrollment Results
	2011/12	2012/13	% Change
DeVry Inc. Student Enrollments(1)

New students	15,195	16,047	+5.6
Total students	131,134	124,007	-5.4

DeVry University
Undergraduate – November Session
New students	6,488	5,482	-15.5
Total students	60,103	49,515	-17.6
Undergraduate – January Session
New students	5,593	5,330	-4.7
Total students	62,435	53,138	-14.9
Graduate – November Session
Coursetakers(2)	23,264	19,540	-16.0
Graduate – January Session
Coursetakers(2)	24,029	21,131	-12.1
Online
November Session
Total coursetakers(2)(3)	71,255	62,899	-11.7
January Session
Total coursetakers(2)(3)	75,487	67,983	-9.9

Chamberlain College of Nursing
November Session
New students	1,868	2,121	+13.5
Total students	10,619	12,247	+15.3
January Session
New students	1,129	2,120	+87.8
Total students	10,888	13,714	+26.0

The Carrington Colleges Group
3 months ending Dec. 31, 2012
New students	1,565	1,763	+12.7
Total students	7,379	7,405	+0.4

DeVry Medical International
January Term
New students	601	603	+0.3
Total students	6,024	6,318	+4.9

1. Excludes Becker and Advanced Academics. Includes enrollments at DeVry Brasil reported in October 2012.

2. The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

3. Includes both undergraduate and graduate students.

Chart 1: DeVry Inc. Remaining Calendar 2013 Announcements & Events

April 23, 2013	Fiscal 2013 Third Quarter Results and March Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Brasil
August 8, 2013	Fiscal 2013 Fourth Quarter and May/July Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Medical International
October 24, 2013	Fiscal 2014 First Quarter Results and September Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Medical International DeVry Brasil
November 6, 2013	Annual Shareholder’s Meeting

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2012	2012	2011

ASSETS

Current Assets

Cash and Cash Equivalents	$216,259	$174,076	$285,749
Marketable Securities and Investments	2,752	2,632	2,499
Restricted Cash	3,894	2,498	30,799
Accounts Receivable, Net	139,658	113,911	145,488
Deferred Income Taxes, Net	25,176	27,845	21,760
Refundable Income Taxes	23,827	40,278	7,560
Prepaid Expenses and Other	39,205	39,874	34,925

Total Current Assets	450,771	401,114	528,780

Land, Buildings and Equipment

Land	65,963	65,172	61,360
Buildings	388,259	386,028	366,102
Equipment	472,042	433,949	444,851
Construction In Progress	48,143	61,752	47,926

	974,407	946,901	920,239

Accumulated Depreciation and Amortization	(415,050)	(387,924)	(395,331)

Land, Buildings and Equipment, Net	559,357	558,977	524,908

Other Assets

Intangible Assets, Net	294,177	285,220	276,448
Goodwill	566,199	549,961	553,456
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	30,112	29,894	27,290

Total Other Assets	903,938	878,525	870,644

TOTAL ASSETS	$1,914,066	$1,838,616	$1,924,332

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2012	2012	2011

LIABILITIES

Current Liabilities

Accounts Payable	$60,669	$63,094	$51,413
Accrued Salaries, Wages and Benefits	64,043	77,741	58,792
Accrued Expenses	71,466	76,243	37,217
Advance Tuition Payments	32,159	20,580	19,701
Deferred Tuition Revenue	109,191	77,551	259,967

Total Current Liabilities	337,528	315,209	427,090

Non-Current Liabilities

Deferred Income Taxes, Net	63,946	62,276	64,570
Deferred Rent and Other	107,333	96,496	71,001

Total Non-current Liabilities	171,279	158,772	135,571

TOTAL LIABILITIES	508,807	473,981	562,661

NON-CONTROLLING INTEREST	8,901	8,242	7,632

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
63,287,000, 64,722,000 and 66,569,000 Shares issued
and outstanding at December 31, 2012, June 30, 2012
and December 31, 2011, respectively.	744	741	740
Additional Paid-in Capital	280,901	272,962	260,755
Retained Earnings	1,560,130	1,488,988	1,423,651
Accumulated Other Comprehensive Income	(6,696)	(5,889)	4,458
Treasury Stock, at Cost (11,079,000, 9,386,000 and 7,416,000
Shares, Respectively)	(438,721)	(400,409)	(335,565)

TOTAL SHAREHOLDERS' EQUITY	1,396,358	1,356,393	1,354,039

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,914,066	$1,838,616	$1,924,332

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Six Months
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
REVENUES:
Tuition	$476,459	$496,294	$927,960	$982,781
Other Educational	28,785	27,755	60,020	60,306

Total Revenues	505,244	524,049	987,980	1,043,087

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	243,401	241,212	485,946	479,460
Student Services and Administrative Expense	186,454	194,042	380,855	394,967
Restructuring Charges	9,484	-	9,484	-
Asset Impairment Charges	-	75,039	-	75,039

Total Operating Costs and Expenses	439,339	510,293	876,285	949,466

Operating Income	65,905	13,756	111,695	93,621

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	230	226	791	410
Interest Expense	(759)	(481)	(2,250)	(1,003)
Net Gain on Sale of Assets	-	3,695	-	3,695

Net Interest and Other Income (Expense)	(529)	3,440	(1,459)	3,102

Income Before Income Taxes	65,376	17,196	110,236	96,723

Income Tax Provision	14,152	7,916	27,190	30,131

NET INCOME	51,224	9,280	83,046	66,592

Net Income Attributable to Noncontrolling Interest	(938)	(415)	(771)	(243)

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$50,286	$8,865	$82,275	$66,349

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$0.78	$0.13	$1.27	$0.97
Diluted	$0.78	$0.13	$1.27	$0.97

Cash Dividend Declared per Common Share	$0.17	$0.15	$0.17	$0.15

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Six Months
	Ended December 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$83,046	$66,592
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	8,370	8,854
Depreciation	42,219	36,959
Amortization	5,019	5,372
Impairment of Goodwill and Intangible Assets	-	75,039
Provision for Refunds and Uncollectible Accounts	41,094	48,595
Deferred Income Taxes	2,017	(1,765)
Loss on Disposals of Land, Buildings and Equipment	2,237	488
Unrealized Loss on Assets Held for Sale	6,250	-
Realized Gain on Sale of Assets	-	(3,695)
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(1,396)	(28,491)
Accounts Receivable	(63,462)	(79,995)
Prepaid Expenses And Other	25,691	(5,820)
Accounts Payable	(2,426)	(13,121)
Accrued Salaries, Wages, Expenses and Benefits	(11,510)	(67,398)
Advance Tuition Payments	11,416	(2,379)
Deferred Tuition Revenue	31,640	180,061

NET CASH PROVIDED BY OPERATING ACTIVITIES	180,205	219,296

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(48,185)	(63,027)
Marketable Securities Purchased	(82)	(58)
Marketable Securities Sales	-	-
Payment for Purchase of Business, Net of Cash Acquired	(31,386)	(225,903)
Cash Received from Sale of Assets	-	4,475

NET CASH USED IN INVESTING ACTIVITIES	(79,653)	(284,513)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	1,139	3,524
Proceeds from Stock issued Under Employee Stock Purchase Plan	756	792
Repurchase of Common Stock for Treasury	(38,567)	(92,033)
Cash Dividends Paid	(20,707)	(8,285)
Excess Tax Benefit from Stock-Based Payments	58	272
Payment of Debt Financing Fees	-	(70)

NET CASH USED IN FINANCING ACTIVITIES	(57,321)	(95,800)

Effects of Exchange Rate Differences	(1,048)	(379)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	42,183	(161,396)

Cash and Cash Equivalents at Beginning of Period	174,076	447,145

Cash and Cash Equivalents at End of Period	$216,259	$285,749

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)
REVENUES:
Business, Technology and Management	$280,239	$325,573	-13.9%	$564,853	$663,169	-14.8%
Medical and Healthcare	167,746	153,520	9.3%	326,103	300,973	8.3%
International, K-12 and Professional Education	57,259	44,956	27.4%	97,024	78,945	22.9%

Total Consolidated Revenues	505,244	524,049	-3.6%	987,980	1,043,087	-5.3%

OPERATING INCOME:
Business, Technology and Management	38,835	57,821	-32.8%	64,405	119,183	-46.0%
Medical and Healthcare	26,705	(51,933)	NM	51,887	(28,644)	NM
International, K-12 and Professional Education	13,937	10,151	37.3%	13,628	7,164	90.2%
Reconciling Items:
Amortization Expense	(2,412)	(2,726)	-11.5%	(4,690)	(5,044)	-7.0%
Depreciation and Other	(11,160)	443	NM	(13,535)	962	NM

Total Consolidated Operating Income	65,905	13,756	379.1%	111,695	93,621	19.3%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	230	226	1.8%	791	410	92.9%
Interest Expense	(759)	(481)	57.8%	(2,250)	(1,003)	124.3%
Net Gain on Sale of Assets	-	3,695	NM	-	3,695	NM

Net Interest and Other Income (Expense)	(529)	3,440	-115.4%	(1,459)	3,102	-147.0%

Total Consolidated Income before Income Taxes	$65,376	$17,196	280.2%	$110,236	$96,723	14.0%

Restructuring charges were recorded for the three and six months ended December 31, 2012. These charges are related to DeVry Inc. (not related to any segment), the Business, Technology and Management segment and DeVry's Carrington Colleges Group which is part of the Medical and Healthcare segment. Intangible asset and goodwill impairment charges were recorded for the three and six month periods ended December 31, 2011. These charges are related to DeVry's Carrington Colleges Group, Inc. The following table illustrates the effects of these impairment charges on the operating income of the Business, Technology and Management segment and the Medical and Healthcare segment. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of these restructuring and impairment transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)
Business, Technology and Management Operating Income	$38,835	$57,821	-32.8%	$64,405	$119,183	-46.0%
Restructuring Charge	200	-	NM	200	-	NM
Business, Technology and Management Operating Income
Excluding Restructuring Charge	$39,035	$57,821	-32.5%	$64,605	$119,183	-45.8%

Medical and Healthcare Operating Income	$26,705	$(51,933)	NM	$51,887	$(28,644)	NM
Restructuring Charge	1,416	-	NM	1,416	-	NM
Asset Impairment Charge	-	75,039	NM	-	75,039	NM
Medical and Healthcare Operating Income
Excluding Charge for Asset Impairments	$28,121	$23,106	21.7%	$53,303	$46,395	14.9%

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com